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                                                                   EXHIBIT 21.1

                        SUBSIDIARIES OF AUTODESK, INC.

   The Registrant owns 100% of the outstanding voting securities of the following corporations, as of January 31, 2001, all of which are included in the Registrant's consolidated financial statements:

                                                           Jurisdiction of
Name                                                        Incorporation
----                                                   ------------------------
Autodesk (Europe) S.A. ............................... Switzerland
Autodesk AB .......................................... Sweden
Autodesk AG .......................................... Switzerland
Autodesk de Argentina S.A. ........................... Argentina
Autodesk Asia Pte. Ltd. .............................. Singapore
Autodesk Australia Pty. Ltd. ......................... Australia
Autodesk do Brazil Ltda .............................. Brazil
Autodesk B.V. ........................................ Netherlands
Autodesk Canada Inc. ................................. Canada
Autodesk Development Africa (Pty) Ltd. ............... Republic of South Africa
Autodesk Development B.V. ............................ Netherlands
Autodesk Development Canada Inc. ..................... Canada
Autodesk Development S.a.r.l. ........................ Switzerland
Autodesk (EMEA) S.A. ................................. Switzerland
Autodesk Far East Ltd. ............................... Hong Kong
Autodesk GesmbH ...................................... Austria
Autodesk GmbH ........................................ Germany
Autodesk India Pte. Ltd. ............................. India
Autodesk International Holding Co. ................... Delaware
Autodesk International Ltd. .......................... Barbados
Autodesk Ireland Ltd. ................................ Ireland
Autodesk Korea Ltd. .................................. Korea
Autodesk Ltd. ........................................ United Kingdom
Autodesk Ltd. Japan .................................. Japan
Autodesk de Mexico S.A. de C.V. ...................... Mexico
Autodesk CIS (ZAO) ................................... Russia-C.I.S.
Autodesk S.A. (Spain) ................................ Spain
Autodesk S.A. ........................................ France
Autodesk S.p.A. ...................................... Italy
Autodesk Software Lda ................................ Portugal
Autodesk Spol. s.r.o ................................. Czech Republic
Autodesk, Taiwan Ltd. ................................ Taiwan
Discreet Logic Inc. .................................. Canada
Discreet Logic (Brazil) Industria e Comercio Ltda .... Brazil
Discreet, Inc. ....................................... Delaware
Discreet Logic, Inc. ................................. Delaware
Gentry Systems, Inc. ................................. Missouri
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